EXHIBIT 10.22
SUMMARY OF EXECUTIVE COMPENSATION
Annual Base Salaries
The executive officers of VCA Antech., Inc., are paid the following annual base salaries:

Name	Title	Base Salary
Robert L. Antin (1)	Chairman, President & Chief Executive Officer	$892,320

Arthur J. Antin (1)	Chief Operating Officer & Senior Vice President	$567,840

Tomas W. Fuller (1)	Chief Financial Officer, Vice President & Secretary	$383,968

Neil Tauber (1)	Senior Vice President	$383,968

Josh Drake	President, Antech Diagnostics	$325,000

(1)	Please refer to the employment agreements and other agreements of these executive officers, each of which has been filed with the Securities and Exchange Commission, for the other terms and conditions of their employment.